TARRAGON ANNOUNCES CHAPTER 11 FILING

Company Plans Reorganization and Will Seek Outside Financing and Investors

NEW YORK, January 12, 2009, Tarragon Corporation (NASDAQ:TARR), a residential real estate developer and a multifamily investor, announced today that it and certain of its subsidiaries have filed voluntary Petitions for Relief under Chapter 11 of the United States Bankruptcy Code in the District of New Jersey.  The goal of the filing is to implement a comprehensive reorganization, as part of which Tarragon will seek to obtain additional outside financing and participation of a new investor or investor group.  This step follows a period of financial losses brought about by falling prices and slower sales in Tarragon’s Homebuilding Division, restrictions on the availability of financing and declining real estate values.  With adequate current liquidity and a commitment for debtor-in-possession financing from an affiliate of ARKO Holdings, Inc. (an Israeli public company), the Chapter 11 filing is expected to have no impact on the day-to-day operations of the Company’s award winning property management subsidiary, Tarragon Management, Inc., or on the operation of the rental apartment properties in Tarragon’s Investment Division.

“In the face of the challenging real estate sector and tight credit markets, Tarragon has made the strategic decision to restructure with the goal of putting the Company’s business on a solid financial footing going forward,” said William S. Friedman, Chief Executive Officer of Tarragon.

“Based on the discussions we have had with our unsecured note holders and the financial support of ARKO, we expect that we will be able to structure a consensual plan with our creditors structured to enable Tarragon to preserve the value of its property management and development platforms and maximize any return to creditors,” added Mr. Friedman.

It is not expected that there will be any distribution to Tarragon equity holders in conjunction with the bankruptcy cases.

As previously disclosed, the Tarragon board of directors is being advised by Lazard in connection with the board’s evaluation of alternatives that may be available to Tarragon to maximize stakeholder value.  The Tarragon board will continue to pursue all available  alternatives, which may include all available forms and sources of financing, property sales or other strategic transactions, in connection with the implementation of an overall financial restructuring plan inside the Chapter 11 proceeding.

About Tarragon Corporation

Tarragon Corporation is a leading developer of multifamily housing for rent and for sale. Tarragon’s operations are concentrated in the Northeast, Florida, Texas and Tennessee.

Forward-Looking Statements

Information in this press release includes "forward-looking statements" made pursuant of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that are based on management’s expectations, estimates, projections and assumptions.  Words such as "expects," "anticipates," "intends," "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements, which include but are not limited to statements regarding current trends in the markets in which Tarragon operates and the anticipated benefits of the Chapter 11 filing for Tarragon and its creditors.  Actual results and the timing of certain events could differ materially from those projected or contemplated by the forward-looking statements due to a number of factors, including, but not limited to: conditions in the homebuilding industry and residential real estate and mortgage markets; the ability of Tarragon to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of Tarragon to arrange, and operate pursuant to the terms of, any debtor-in- possession facility; the negotiating positions of various constituencies and the results of negotiations regarding restructuring plans; the risk that the reorganization will not become effective in a timely manner or on terms favorable to the reorganized company; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for Tarragon to propose and confirm one or more plans of reorganization or pursuing related actions in connection with such a proceeding; conditions in the capital and financial markets generally; and general economic conditions, interest rates and other risk factors outlined in Tarragon’s SEC reports, including  its Annual Report on Form 10-K for the year ended December 31, 2007 and more recent Quarterly Reports on Form 10-Q.